EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Microtune contacts:
Media	Investor Relations
Kathleen Padula	Rob Graham
Microtune, Inc.	Microtune, Inc.
972-673-1811	972-673-1850
kathleen.padula@microtune.com	investor@microtune.com

MICROTUNE PURSUES DIVESTITURE OF

WIRELESS COMMUNICATIONS BUSINESS

Plano, TX, October 16, 2003—Microtune®, Inc. (TUNE.PK) announced that it is initiating a process to divest its narrowband wireless communications business. Located in San Diego, CA, the wireless communications business is focused on products developed with the Company’s Bluetooth™ and CableFree USB™ technologies. Microtune is currently considering several divestiture options, including the sale of the operation and/or of the related wireless technology and products.

“Microtune is in the process of refocusing its strategies on its core technologies and strengths, which are in the broadband RF markets,” said James A. Fontaine, CEO and President of Microtune. “The divestiture is aligned with this direction and enables us to sharply concentrate on our broadband communications and transportation electronics assets, our technology expertise and our commitments to our RF customers. It allows us to move forward into 2004 with a strengthened strategic focus, reduced operating expenses and a streamlined business.”

The wireless communications business, arising out of technology acquired by Microtune in November 2001, develops narrowband wireless silicon and systems products based on the Bluetooth standard. Microtune’s most recently developed technology, CableFree USB, consists of patent-pending silicon, hardware and software packaged in a manufacturing-ready solution, and it is designed to eliminate USB cables connecting ink jet printers and PCs in the home or office. Consumer products based on this technology are currently being sold at retail.

-MORE-

Microtune management will be prepared to discuss the divestiture at its Q3 2003 conference call. As soon as the date and time of the call are determined, Microtune will post the information on its website at www.microtune.com.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventors of the MicroTuner™ single-chip broadband tuner, the Company offers a portfolio of advanced tuner, amplifier, and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 27 U.S. patents for its technology, with approximately 50 applications pending approval that span its RF products, containing more than 2000 supporting claims. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

FORWARD LOOKING STATEMENT

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding our prospects, customer interest in our products and the effectiveness of our ability to efficiently divest this business. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from these expectations. Factors that could cause actual results to differ include: the effects of competition, risks associated with our customers, manufacturing risks, risks associated with securities litigation, intellectual property litigation, and other litigation to which we are party, and general economic conditions. For a discussion of factors which could impact Microtune’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to Microtune’s recent filings with the SEC, particularly the Form 10-K for the year ended December 31, 2002 and Forms 10Q for the quarters ended March 31, 2003 and June 30, 2003. Microtune assumes no obligation to update the forward-looking information contained in this news release.

-END-

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner, MicroStreamer, CableFree USB and VideoCaster are trademarks of Microtune, Inc. All company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated.

Copyright© 2003 Microtune, Inc. All rights reserved.